                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated July 19,  2001,  except for Note 13, as to which the date is November 6, 2001, accompanying the consolidated financial statements of iDial  Networks,  Inc. as of  December  31, 2000 and for the year then ended, contained in the Registration  Statement (Form SB-2, No. 333-65416).  We consent to the use of the aforementioned report in this Registration  Statement,  and to the use of our name as it appears under the caption "Experts."

                               /s/Kenneth Lieberman CPA, P.A
                               Kenneth Lieberman CPA, P.A

Dated January 30, 2002